Exhibit 4.3


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                         REGISTRATION RIGHTS AGREEMENT

                          Dated as of October 8, 2002


                                     among

                 The Picayune Rancheria of Chukchansi Indians

                 The Chukchansi Economic Development Authority

              Dresdner Kleinwort Wasserstein - Grantchester, Inc.

                                      and

                        Banc of America Securities LLC





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

         This Registration Rights Agreement (this "Agreement") is made and entered into as of October 8, 2002, by and among the Picayune Rancheria of Chukchansi Indians (the "Tribe"), a federally recognized tribe, the Chukchansi Economic Development Authority (the "Authority"), wholly-owned unincorporated enterprise of the Tribe and Dresdner Kleinwort Wasserstein - Grantchester, Inc., a Delaware corporation and Banc of America Securities LLC, a Delaware limited liability company (collectively, the "Initial Purchasers"), who have agreed to purchase the Authority's 14 1/2% Series A Senior Notes due 2009 (the "Series A Notes") pursuant to the terms and conditions set forth in the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated September 24, 2002 (the "Purchase Agreement"), by and among the Authority, the Tribe, the, Cascade Entertainment Group, LLC, a California limited liability company (the "Manager") and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Authority has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers to purchase and pay for the Series A Notes under the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of the date hereof, among the Authority and U.S. Bank, N.A., a national banking association, as trustee (the "Trustee"), relating to the Series A Notes and the Series B Notes (the "Indenture").

         The parties hereby agree as follows:

SECTION 1.   DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         AAA: As defined in Section 10(i) hereof.

         Act: The Securities Act of 1933, as amended.

         Affiliate: As defined in Rule 144 of the Act.

         Agreement: As defined in the preamble hereto.

         Applicable Courts: As defined in Section 10(f) hereof.

         Authority: As defined in the preamble hereto.

         Authority Assets: As defined in Section 10(e)(iv) hereof.

         Broker-Dealer: Any broker or dealer registered under the Exchange Act.

         Business Day: means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.



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         Chukchansi Parties: As defined in Section 10(e) hereof.

         Closing Date: The date hereof.

         Collateral Documents: As defined in the Indenture.

         Commission: The Securities and Exchange Commission.

         Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of each of the following: (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer,
(b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Authority to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

         Consummation Deadline: As defined in Section 3(b) hereof.

         Effectiveness Deadline: As defined in Section 3(a) and 4(a) hereof.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Exchange Offer: The exchange and issuance by the Authority of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by such Holders in connection with such exchange and issuance.

         Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

         Governmental Action: Any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

         Holder: As defined in Section 2 hereof.

         IGRA: The Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 et seq., as amended.

         Indenture: As defined in the preamble hereto.

         Manager: As defined in the preamble hereto.

         NIGC: The National Indian Gaming Commission.




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         Notes: Collectively, the Series A Notes and the Series B Notes.

         Permitted Claims: As defined in Section 10(e) hereof.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

         Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all exhibits to and material incorporated by reference into such Prospectus.

         Purchase Agreement: As defined in the preamble hereto.

         Recommencement Date: As defined in Section 6(d) hereof.

         Registration Default: As defined in Section 5 hereof.

         Registration Statement: Any registration statement of the Authority relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto, including post-effective amendments, and all exhibits and material incorporated by reference therein.

         Rule 144: Rule 144 promulgated under the Act.

         Series A Notes: As defined in the preamble hereto.

         Series B Notes: The Authority's 14 1/2% Series B Senior Notes due 2009 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

         Shelf Registration Statement: As defined in Section 4 hereof.

         Suspension Notice: As defined in Section 6(d) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         Transfer Restricted Securities: Each (a) Series A Note, until the earliest to occur of (i) the date on which such Series A Note is exchanged in the Exchange Offer for a Series B Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Series A Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Series B Notes), or (iii) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act and each (b) Series B Note




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held by a Broker Dealer until the date on which such Series B Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

         Trustee: As defined in the preamble hereto.

         Tribe: As defined in the preamble hereto.

SECTION 2.   HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3.   REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Authority shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date (such 90th day being the "Filing Deadline"), (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 210 days after the Closing Date (such 210th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and
(C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and (ii) resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Authority or any of its Affiliates) as contemplated by Section 3(c) below.

         (b) The Authority shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Authority shall cause the Exchange Offer to comply with all applicable federal and state securities laws, and all applicable laws, regulations and ordinances, including IGRA, and those of the NIGC, the Tribe and the Authority. No securities other than the Series B Notes shall be included in the Exchange Offer Registration Statement. The Authority shall use their respective best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement


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has become effective, but in no event later than 30 Business Days thereafter
(such 30th day being the "Consummation Deadline"), unless a longer period is required by applicable federal or state securities laws.

         (c) The Authority shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Authority or any Affiliate of the Authority), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

         Because, pursuant to current interpretations by the Commission's staff of Section 5 of the Act, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, the Authority shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement through the Consummation Deadline and thereafter as provided in the remainder of this paragraph. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers that acquired Series B Notes as a result of market-making or similar activities such that the Broker-Dealer would be required to deliver a prospectus under the Act upon a subsequent sale or other disposition of the Series B Notes, the Authority agrees to use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Authority shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4.        SHELF REGISTRATION

         (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the Authority has complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Authority within 20 Business Days following the date the Exchange Offer is consummated that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the




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Exchange Offer to the public without delivering a prospectus and the
Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Authority or any of its Affiliates, then the Authority shall:

                      (x) cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Authority determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Authority receives the notice specified in clause (a)(ii) above, (such earlier date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), relating to the offer and sale of Transfer Restricted Securities from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Act; and

                      (y) shall use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the obligation to file such Shelf Registration Statement arises (such 90th day the "Effectiveness Deadline").

         If, after the Authority has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Authority is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law or Commission policy (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Authority shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

         To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Authority shall use its best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf
Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Authority in writing, within 20 days after written receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf
Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall




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have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Authority by such Holder not materially misleading.

SECTION 5.   LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline, or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv) of this Section 5, a "Registration Default"), then the Authority hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Authority shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (ii) above, (3) upon Consummation of the Exchange Offer, in the case of clause (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause
(iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clauses (i), (ii), (iii), or (iv) of this Section 5, as applicable, shall cease.

         All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Authority to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.



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SECTION 6.    REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Authority shall (x) comply with all applicable provisions of Section 6(c) below, (y) use its best efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Series A Notes acquired directly from the Authority or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

              (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Authority raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Authority hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Authority to Consummate an Exchange Offer for such Transfer Restricted Securities. The Authority hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Authority hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Authority setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

              (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the written request of the Authority, prior to the Consummation of the Exchange Offer, a written representation to the Authority (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Authority, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Authority or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling (available July 2, 1993) and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus



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    delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Regulation S-K.

              (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Authority shall provide a supplemental letter to the Commission (A) stating that the Authority is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Authority has not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Authority's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Authority shall:

              (i) comply with all the provisions of Section 6(c) below and use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Authority pursuant to Section 4(b) hereof), and pursuant thereto the Authority will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

              (ii) issue, upon the request of any Holder or purchaser of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Shelf Registration Statement and surrendered to the Authority for cancellation. The Authority shall register Series B Notes on the Shelf Registration Statement for this purpose and issue the Series B Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.



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         (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Authority shall:

              (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Authority shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective best efforts to cause such amendment to be declared effective as soon as practicable.

              (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

              (iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
    (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any other document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that requires the making of any additions or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop



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    order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Authority shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

              (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (v) furnish to counsel for the Holders (which counsel shall be Latham & Watkins unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities) in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such counsel (on behalf of the Holders) in connection with such sale, if any, for a period of at least five Business Days, and the Authority shall use its best efforts to reflect in each such document, when filed with the Commission, any such comments that such counsel shall reasonably propose prior to the expiration of such five Business Day period. The Authority will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such counsel (on behalf of the Holders) shall reasonably object within five Business Days after the receipt thereof, it being understood that such counsel shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

              (vi) make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate and organizational documents of the Authority and the Tribe and cause the Authority's directors, officers, employees, representatives and agents to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, in each case, as shall be reasonably requested by any of the foregoing to conduct a reasonable investigation within the meaning of
    Section 11 of the Act, provided, that such information shall be kept confidential unless required by law or regulation to be disclosed;

              (vii) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities and the use of the Registration Statement or Prospectus for market making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Authority is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

              (viii) furnish to each Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits, including exhibits incorporated therein by reference;

              (ix) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Authority hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

              (x) upon the request of any Holder, enter into such customary agreements (including underwriting agreements in customary form) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Authority shall:

                  (A) upon request of any Holder, furnish (or in the case of paragraphs (2) and (3) below, use its best efforts to cause to be furnished) to each Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

                     (1) certificates, dated such date, signed on behalf of
            the Authority, confirming, as of the date thereof, the matters set forth in Section 9.1(a) of the Purchase Agreement, and such other similar matters as such Holder may reasonably request;

                     (2) opinions, dated the date of Consummation of the
            Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Authority and the Tribe covering matters similar to those covered in the opinions referred to in paragraph (h) of Section 9.1 of the Purchase Agreement and such other matters as are customarily included in opinions requested in underwritten offerings of such type; and

                     (3) a customary comfort letter, dated the date of
            Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Authority's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9.1(j) of the Purchase Agreement; and

                  (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Authority pursuant to this clause (x);

              (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Authority shall not be required to register or qualify as a foreign entity where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

              (xii) issue, upon the request of any Holders of Series A Notes covered by any Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Authority by such Holder in exchange therefore or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Authority for cancellation;

              (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, (A) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and (B) register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

              (xiv) use its best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

              (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

              (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

              (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their respective best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

              (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) hereof or any notice from the Authority of the existence of any fact or the happening of any event of the kind described in Section 6(c)(iii)(D) hereof or, in the case of the Shelf Registration Statement, the Authority shall issue a notice pending the announcement of a material business transaction that the Shelf Registration Statement is unusable (in each case, a "Suspension Notice"), such Holder shall forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Authority that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it shall either (i) destroy any Prospectuses, other than permanent file copies, then in such Person's possession which have been replaced by the Authority with more recently dated Prospectuses or (ii) deliver to the Authority (at the Authority's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7.   REGISTRATION EXPENSES

         (a) All expenses incident to the Authority's performance of or compliance with this Agreement will be borne by the Authority, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses whether for exchanges, sales, market-making or otherwise), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Authority and not more than one counsel for the Holders of Transfer Restricted Securities (which counsel for the Holders shall be chosen by the Holders of a majority of the outstanding Transfer Restricted Securities); (v) all fees and disbursements of independent certified public accountants of the Authority (including the expenses of any special audit and comfort letters required by or incident to such performance); (vi) all rating agency fees, if any; and (vii) all fees and expenses relating to the qualification of the Indenture under the TIA.

         The Authority shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Authority, respectively.

         (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Authority shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Series A Notes in the Exchange Offer and/or selling or reselling Series A Notes or Series B Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.    INDEMNIFICATION

         (a) The Authority agrees to indemnify and hold harmless the Initial Purchasers and their respective affiliates, each Holder and each Person, if any, who controls either of the Initial Purchasers and their respetive affiliates or such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), including, with respect to either of the Initial Purchasers and their respective affiliates, or such Holder or such controlling person, their respective directors, officers, employees, representatives and agents, from and against any and all losses, claims, damages, liabilities, actions, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Authority to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Authority by any of the Holders.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Authority, and its directors, officers, employees, representatives and agents, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Authority, to the same extent as the foregoing indemnity from the Authority set forth in subsection (a) above, but only with reference to information relating to such Holder furnished in writing to the Authority by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers, employees, representatives or agents or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers, employees, representatives or agents or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 to the extent that the indemnifying party is not prejudiced as a result of such failure, and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party,
(ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Authority in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 20 Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent that the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, expenses, actions or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses, actions or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Authority, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Authority, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses, actions or judgments, as well as any other relevant equitable considerations. The relative fault of the Authority, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Authority, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Authority and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses, actions or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities, expenses, actions or judgments. Notwithstanding the provisions of this Section 8, no Holder, or its directors, officers, employees, representatives or agents or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.   RULE 144A AND RULE 144

         The Authority agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Authority (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4)(1) under the Act (or any successor provision thereto) in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10.    MISCELLANEOUS

         (a) Remedies. The Authority acknowledges and agrees that any failure by the Authority to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Authority's obligations under Sections 3 and 4 hereof. The Authority further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Authority shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Authority has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Authority's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Authority has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Authority has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Authority or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (d) Third Party Beneficiary. The Holders (if other than the Initial Purchasers) shall be third party beneficiaries to the agreements made hereunder between the Authority, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (e) Irrevocable Waiver of Sovereign Immunity. Each of the Tribe and the Authority (collectively, the "Chukchansi Parties") hereby irrevocably waives its sovereign immunity and any and all defenses based thereon with respect to any claim, demand, dispute, action or cause of action arising under or in any way connected with or related or incidental to this Agreement, as the same may be amended or modified from time to time, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively "Permitted Claims"). Such waiver shall extend (i) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) by the parties hereto (and their successors and assigns permitted hereunder) through arbitration proceedings as herein provided, and (ii) to permit judicial actions to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to the arbitration proceedings in any of the Applicable Courts described in Section 10(f) below.

         In connection with the foregoing waiver of sovereign immunity by the
Authority:

              (i) Duration. The duration of such waiver shall commence on the date hereof and continue with respect to each Chukchansi Party until 180 days after all obligations of the Authority hereunder have been completely performed and any amounts, if any, owed hereunder from the Authority have been indefeasibly paid in full;

              (ii) Grantees. The grantee(s) of the waiver are each party hereto, together with their successors and assigns hereunder;

              (iii) Scope. The scope of the waiver applies to all Permitted Claims;

              (iv) Property and Funds. The only assets or rights against which any award, judgment or other order for relief arising from this waiver are "Authority Assets" as defined in the Ordinance of the Picayune Rancheria Establishing and Governing the Chukchansi Authority, whether held in the name of the Authority, the Tribe or any branch, department, agency, instrumentality, division, subsidiary, authority, enterprise, corporation, business or other entity directly or indirectly owned or controlled in whole or in part by either the Authority or the Tribe. Notwithstanding the foregoing, any revenues or other property transferred by the Authority to any other Chukchansi Party in compliance with the Notes and the Collateral Documents shall, upon transfer, no longer constitute Authority Assets;

              (v) Jurisdictions. The courts with jurisdiction with respect to the Permitted Claims are the Applicable Courts (subject to the obligation of the Authority to submit to arbitration as provided herein); and

              (vi) Governing Law. The law applicable to the waiver and the Permitted Claims shall be the internal laws of the State of New York, except where application of the uniform commercial code of the State of New York will not recognize a lien and the perfection of a lien on any Authority Assets as security for any performance of the Authority hereunder, and the uniform commercial code of the Tribe will recognize the lien or the perfection of the lien, in which case the law of the Tribe, as applicable, that recognizes the lien and perfection shall apply.

         (f) Designation of Applicable Courts and Jurisdictions. Each Chukchansi Party hereby irrevocably consents to the following courts, jurisdictions and venues for the judicial actions described in Section 10(e) above (the "Applicable Courts"): (i) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (ii) any court of the State of New York, and all courts to which any appeal therefrom may be available; (iii) if none of the foregoing courts shall have or accept jurisdiction, then any other federal or state court, and all courts to which any appeal therefrom may be available, and (iv) if none of the foregoing courts shall have or accept jurisdiction, then any court of the Tribe (in the case of any Permitted Claim to which the Tribe or the Authority is a party).

         (g) Additional Waivers as to Tribal Courts. Each of the Chukchansi Parties hereby unconditionally and irrevocably waives the jurisdiction of any tribal courts now or hereafter existing or created with respect to any Permitted Claim, except as provided in clause (iv) of Section 10(f) above. Each of the Chukchansi Parities unconditionally and irrevocably waives the application of any rule or doctrine relating to exhaustion of tribal remedies or comity that might otherwise require a Permitted Claim be heard in a tribal court.

         (h) Agreement not to Contest. In connection with any Permitted Claim, each of the Chukchansi Parties agrees it will not dispute before or in any court, arbitration panel or other forum, the validity and binding effect of its waiver of sovereign immunity, consent to arbitration proceedings, consent to judicial proceedings, or waivers of the right to assert application of any rules or doctrines of exhaustion of tribal remedies or comity with respect to tribal court, all to the extent contained herein.

         (i) Arbitration. All Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Section 10(i). Notwithstanding any other provision of this Section 10, an arbitrator shall not have the power to compel, negate, assume, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take any Governmental Action constitutes a breach of this Agreement by the Tribe or the Authority.

              (i) Commencement of Proceedings. Any party may commence an arbitration proceeding by the filing of a Statement of Claim (within the meaning of the AAA rules) with the AAA and serving a copy thereof on the other parties affected by the Permitted Claim. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.

              (ii) Qualification of Arbitrators. No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement or the Tribe. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.

              (iii) Discovery. Any party shall be permitted to engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

              (iv) Hearing. The hearing on the arbitration shall be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. The parties hereto further agree that any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

              (v) Enforcement. Proceedings to enter judgment upon, enforce, modify or vacate any award or interim injunctive relief may be commenced in any of the Applicable Courts. Any such proceedings shall be governed
     (x) by the Federal Arbitration Act, if the matter will be heard in federal court, (y) by the applicable state arbitration code, if the matter will be heard in state court, and (z) by the arbitration code of the Tribe, if the matter will be heard in a tribal court, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act.

              (vi) Prohibition on Punitive Damages. Each party hereto agrees that each party has equal bargaining power and that each has freely entered into this agreement after such consultation with its attorneys as it has deemed advisable, and that notwithstanding any other provision herein, no arbitrator shall have the power to award punitive damages and any such award shall be null and void and of no effect.

              (vii) Validity of Arbitration Provisions. Each party hereto agrees that these arbitration provisions are valid, binding and enforceable, and, to the extent permitted by law, waives any defense or claim to the contrary.

              (viii) Full faith and credit. The Chukchansi Parties and the tribal courts of the Tribe now or hereafter existing shall give full faith and credit to any award, order or decree rendered in any arbitration or by any federal or state court in accordance with this
     Section 10(i), and, to the extent reasonably necessary, shall issue such orders and exercise such legal powers as may reasonably be necessary to effectuate the same. The Tribe shall cause the police powers of the Tribe to be available to secure and support any such enforcement efforts with respect to the Tribe or the Authority, and all police or other law enforcement officials of the Tribe to carry out any orders that may be entered by the Tribe or its tribal court pursuant to this Section 10(i). The Chukchansi Parties agree that judgment enforcement remedies generally available throughout the State of New York may be applied on lands held by or in trust for or under the control of the Tribe with respect to any matter that is a proper subject of arbitration under this Section 10(i).

         (j) Non-Impairment. No Chukchansi Party or any of its Affiliates will: (i) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (ii) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Tribal-State Gaming Compact entered into between the Tribe and the State of California, as amended from time to time.

         (k) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

              (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

              (ii) if to the Initial Purchasers:

                   Dresdner Kleinwort Wasserstein - Grantchester, Inc. 1301 Avenue of the Americas
                   New York, New York 10019
                   Telecopier No.:  (212) 969-7850
                   Attention:  General Counsel

                   With a copy to:

                   Latham & Watkins
                   633 W. Fifth Street, Suite 4000
                   Los Angeles, California 90071
                   Telecopier No.:  (213) 891-8763
                   Attention:  Gary A. Kashar, Esq.

             (iii) if to the Authority:

                   The Chukchansi Economic Development Authority
                   47575 Road 417
                   Coarsegold, California 93614
                   Telecopier No.  (559) 683-0599
                   Attention:  Tribal Chairman

                   With a copy to:

                   Monteau, Peebles & Crowell LLP
                   12100 West Center Road, Suite 202
                   Bel Air Plaza
                   Omaha, Nebraska 68144-3960
                   Telecopier No.:  (402) 333-4761
                   Attention:  John Peebles

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (l) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (m) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (n) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (o) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

         (p) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (q) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



                           [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   THE CHUKCHANSI ECONOMIC
                                   DEVELOPMENT AUTHORITY, a
                                   wholly-owned unincorporated enterprise
                                   of the Picayune Rancheria of Chukchansi
                                   Indians, a federally recognized tribe


                                   By:      /s/ Dixie Jackson
                                           ---------------------------------
                                   Name:    Dixie Jackson
                                   Title:   Chairperson


                                   PICAYUNE RANCHERIA OF CHUKCHANSI INDIANS, a federally recognized tribe


                                   By:      /s/ Dixie Jackson
                                           ---------------------------------
                                   Name:    Dixie Jackson
                                   Title:   Chairperson





Agreed and Accepted


DRESDNER KLEINWORT
WASSERSTEIN - GRANTCHESTER, INC.
a Delaware corporation
for itself and as Representative of the other Initial Purchaser


By:     /s/ Christopher H. Sullivan
     ----------------------------------
Name:    Christopher H. Sullivan
Title:   Director






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